As filed with the U.S. Securities and Exchange Commission on April 11, 2024

Registration No. 333-275856

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	26-2593535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tenax Therapeutics, Inc.

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher T. Giordano

President and Chief Executive Officer

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds

S. Halle Vakani

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tenax Therapeutics, Inc. (the “Company”) previously filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1/A (Registration No. 333-275856), which was declared effective by the SEC on February 7, 2024 (the “Registration Statement”). The Registration Statement, as amended by this Post-Effective Amendment No. 1 (this “Amendment”), pertains solely to the issuance by the Company of the remaining 3,200,000 shares of common stock, $0.0001 par value per share, underlying warrants (collectively, the “Warrants”) previously issued by the Company to investors in a registered public offering. The shares of common stock issuable upon exercise of the Warrants were initially registered on the Registration Statement. No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The Company is filing this Amendment to (i) update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act in respect of the continuous offering pursuant to Rule 415 of the shares of common stock described above, (ii) incorporate by reference the Registrant’s reports filed by the Registrant pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act Reports”), and (iii) to provide for forward incorporation by reference into this Registration Statement of Exchange Act Reports filed after the effective date of this of this Amendment, as permitted for smaller reporting companies (as defined in Rule 405 under the Securities Act) pursuant to Item 12(b) of Form S-1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 11, 2024

3,200,000 Shares of Common Stock Underlying Previously Issued Warrants

 Tenax Therapeutics, Inc.

This prospectus relates to the offer and sale by Tenax Therapeutics, Inc. of up to 3,200,000 shares of our common stock underlying warrants previously issued by us to investors in a registered public offering that are issuable at an exercise price of $5.65 per share. We are not selling any shares of our common stock in this offering other than pursuant to the exercise of outstanding warrants. We will receive proceeds of up to approximately $18.1 million from the cash exercise of such warrants, if all of the currently outstanding warrants are exercised.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TENX.” On April 9, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.9201 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

 The date of this prospectus is           , 2024

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we, nor the placement agent or any financial advisor engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

For investors outside the United States: Neither we, nor any placement agent or financial advisor engaged by us in connection with this offering, have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

When used herein, unless the context requires otherwise, references to “Tenax,” “Tenax Therapeutics,” the “Company,” “we,” “our” and “us” refer to Tenax Therapeutics, Inc., a Delaware corporation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case as included elsewhere in this prospectus or incorporated by reference into in this prospectus.

Business Strategy

Having carefully considered alternatives within the ongoing strategic process announced in September 2022, and having raised capital expected to fund the Company through 2024, the Company has elected to prioritize its LEVEL trial (Phase 3 testing of oral levosimendan), ahead of imatinib. Activity to initiate the LEVEL trial continued in the fourth quarter of 2023, and site qualification, selection, and initiation processes are ongoing, the Company having received U.S. Food and Drug Administration (“FDA”) input into the oral levosimendan protocol and clinical development program in the third quarter of 2023. The Company began initiating sites in the fourth quarter of 2023 and commenced enrolling patients early in 2024. Additional funding will be needed to complete the LEVEL trial, which includes an open label extension phase following the completion of the randomized phase. The Company will complete efficacy and safety analyses of levosimendan versus placebo at the end of the randomized treatment phase, but many patients will continue to be treated under the protocol on open label levosimendan, beyond the completion of these analyses. Supporting this strategic decision to prioritize levosimendan development and commence Phase 3 trial work were two U.S. Patents issued in March and July 2023, covering the use of IV and oral levosimendan in patients with pulmonary hypertension with heart failure with preserved ejection fraction (“PH-HFpEF”). These patents are the second and third levosimendan patents granted to us since the start of 2022. An additional new patent to be issued in early 2024 provides protections covering all therapeutic doses of all three formulations of the product in patients with PH-HFpEF. Given our prioritization of the Phase 3 testing of levosimendan, we have suspended plans to launch an imatinib Phase 3 trial.

The Company took steps to reduce its monthly operating expenses and conserve cash, as it commenced exploring strategic alternatives in late 2022. The Company at that time cancelled many non-essential operating expenses such as consulting, its office lease, and dues and subscriptions and office supplies associated with that leased office. During the third quarter of 2023, the Company and its contracted clinical research organizations (“CROs”) increased outreach to North American clinical trial sites, Institutional Review Boards, and other partners who will support the LEVEL trial, and in the fourth quarter of 2023 commenced site initiations.

Pending the outcome of our ongoing strategic process, the key elements of our business strategy are outlined below.

Efficiently conduct clinical development to establish clinical proof of principle in new indications, refine formulation, and commence Phase 3 testing of our current product candidates.

Levosimendan and imatinib have been approved and prescribed in countries around the world for more than 20 years, but we believe their mechanisms of action have not been fully exploited, despite promising evidence they may significantly improve the lives of patients with pulmonary hypertension. We are conducting clinical development with the intent to establish proof of beneficial activity in cardiopulmonary diseases in which these therapeutics would be expected to have benefit for patients with diseases for which either no pharmaceutical therapies are approved at all, or in the case of pulmonary arterial hypertension (“PAH”), where numerous, expensive therapies generally offer a modest reduction of symptoms. Our focus is primarily on designing and executing formulation improvements, protecting these innovations with patents and other forms of exclusivity, and employing innovative clinical trial science to establish a robust foundation for subsequent development, product approval, and commercialization. We intend to submit marketing authorization applications following two Phase 3 trials of levosimendan and, when appropriate, a single Phase 3 trial of imatinib. Our trials are designed to incorporate and reflect advanced clinical trial design science and the regulatory and advisory experience of our team. We intend to continue partnering with innovative companies, renowned biostatisticians and trialists, medical leaders, formulation and regulatory experts, and premier clinical testing organizations to help expedite development, and continue expanding into complementary areas when opportunities arise through our development, research, and discoveries. We also intend to continue outsourcing to CROs, and seeking and acting upon the advice of preeminent scientists focused on cardiovascular and pulmonary drug development, when designing and executing our research.

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Efficiently explore new high-potential therapeutic applications, in particular where expedited regulatory pathways are available, leveraging third-party research collaborations and our results from related areas.

Levosimendan has shown promise in multiple disease areas in the more than two decades following its approval. Our own Phase 2 study and open-label extension has demonstrated that its property of relaxing the venous circulation, a formerly under-appreciated mechanism of action of levosimendan, , brings durable improvements in exercise capacity and quality of life, as well as other clinical assessments, in patients with PH-HFpEF. We believe this patient population today has no pharmaceutical therapies available and we are committed to exploring potential clinical indications where our therapies may achieve best-in-class profile, and where we can address significant unmet medical needs.

We believe these factors will support approval by the FDA of these product candidates based on positive Phase 3 data. Through our agreement with our licensor, Orion Corporation, the originator of levosimendan for acute decompensated heart failure, we have access to a library of ongoing and completed trials and research projects, including certain documentation, which we believe, in combination with positive Phase 3 data we hope to generate in at least one indication, will support FDA approval of levosimendan. Likewise, the regulatory pathway for approval of imatinib for the treatment of PAH, as formulated by us at the dose shown to be effective in a prior Phase 3 trial conducted by Novartis, allows us to build on the dossier of research results already reviewed by the FDA. In order to achieve our objective of developing these medicines for new groups of patients, we have established collaborative research relationships with investigators from leading research and clinical institutions, and our strategic partners. These collaborative relationships have enabled us to explore where our product candidates may have therapeutic relevance, gain the advice and support of key opinion leaders in medicine and clinical trial science, and invest in development efforts to exploit opportunities to advance beyond current clinical care.

Continue to expand our intellectual property portfolio.

Our intellectual property and the confidentiality of all our Company information is important to our business and we take significant steps to help protect its value. Our research and development efforts, both through internal activities and through collaborative research activities with others, aim to develop new intellectual property and enable us to file patent applications that cover new uses of our existing technologies, alone or in combination with existing therapies, as well as other product candidates.

Notice of Allowance and Patents.

On February 1, 2023, the Company announced it was granted a Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for its patent application with claims covering the use of IV levosimendan (TNX-101) in the treatment of PH-HFpEF. This patent (U.S. Patent No. 11,607,412) was issued on March 21, 2023. On July 19, 2023, the Company announced USPTO issuance of another patent, this one including claims covering the use of oral levosimendan (TNX-103) in patients with PH-HFpEF. This issued patent (U.S. Patent No. 11,701,355) provides exclusivity through December 2040. On February 6, 2024, the Company announced it was granted a Notice of Allowance from USPTO for its patent application broadening IP protection for oral, IV, and subcutaneous use of levosimendan and its active metabolites in PH-HFpEF, at all therapeutic doses and in combination with various cardiovascular drugs. At present, the Company has other patent applications pending, with additional decisions expected in the future. Patents pending in Europe may lead to intellectual property protections on the use of levosimendan in patients with PH-HFpEF in 2024.

Enter into licensing or product co-development arrangements.

In addition to our internal development efforts, an important part of our product development strategy is to work with collaborators and partners to accelerate product development, maintain our low development and business operations costs, and broaden our commercialization capabilities globally. We believe this strategy will help us develop a portfolio of high-quality product development opportunities, enhance our clinical development and commercialization capabilities, and increase our ability to generate value from our proprietary technologies.

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As we focus on our strategic process, we also continue to position ourselves to execute upon licensing and other partnering opportunities. To do so, we need to continue to maintain our strategic direction, manage and deploy our available cash efficiently, and strengthen our collaborative research development and partner relationships.

Historically, we have financed our operations principally through equity and debt offerings, including private placements and loans from our stockholders. Based on our current operating plan, there is substantial doubt about our ability to continue as a going concern. Management has implemented certain cost-cutting measures as described above and is actively exploring a diverse range of strategic options to help drive stockholder value including, among other things, capital raises, a sale of our Company, merger, one or more license agreements, a co-development agreement, a combination of these, or other strategic transactions; however, there is no assurance that these efforts will result in a transaction or other alternative or that any additional funding will be available. Our ability to continue as a going concern depends on our ability to raise additional capital, through the sale of equity or debt securities and through collaboration and licensing agreements, to support our future operations. If we are unable to complete a strategic transaction or secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs.

Corporate Information

Tenax Therapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. Effective June 30, 2008, we changed the domiciliary state of the corporation to Delaware and changed the Company name to Oxygen Biotherapeutics, Inc. On September 19, 2014, we changed the Company name to Tenax Therapeutics, Inc.

On November 13, 2013, we acquired a license granting Life Newco, our wholly-owned subsidiary, an exclusive, sublicensable right to develop and commercialize pharmaceutical products containing levosimendan, 2.5 mg/ml concentrate for solution for infusion / 5ml vial in the United States and Canada. On October 9, 2020 and January 25, 2022, we entered into an amendment to the license to include two new oral products containing levosimendan, in capsule and solid dosage form, and a subcutaneously administered product containing levosimendan, subject to specified limitations. On February 19, 2024, we entered into an additional amendment to the license, providing global rights to oral and subcutaneous formulations of levosimendan used in the treatment of PH-HFpEF, revising the royalty structure, lowering the royalty rates, modifying milestones associated with certain regulatory and commercial achievements, and excluding from our right of first negotiation the right to commercialize new applications of levosimendan for neurological diseases and disorders developed by Orion.

On January 15, 2021, we acquired 100% of the equity of PHPM, with PHPM surviving as our wholly-owned subsidiary. As a result of the merger, we have the right to commercialize pharmaceutical products containing imatinib for the treatment of PAH.

On January 4, 2023, our 1-for-20 reverse stock split (the “Prior Reverse Stock Split”) was made effective and on January 2, 2024, our 1-for-80 reverse stock split was made effective (the “Reverse Stock Split”, together with the Prior Reverse Stock Split, the “Reverse Stock Splits”). The primary reason we effected the Reverse Stock Splits was to attempt to increase the per share market price of our Common Stock to exceed the minimum closing bid price requirement of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2)  (the “Bid Price Rule”). On January 18, 2024, we received written notification from Nasdaq confirming that the Company’s Common Stock had a closing price of $1.00 or greater for the ten consecutive trading days from January 3, 2024 to January 17, 2024, and that as a result the Company has regained compliance with the Bid Price Rule.

The Reverse Stock Splits did not change the number of authorized shares of capital stock or cause adjustments to the par value of our capital stock. Pursuant to their terms, proportionate adjustments were made to the per share exercise price and number of shares issuable under our outstanding stock options and warrants. The number of shares authorized for issuance pursuant to our equity incentive plans has been adjusted proportionately to reflect the Reverse Stock Splits. Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus assumes the effect of the Reverse Stock Splits.

On January 11, 2024, we received a letter from Nasdaq regarding compliance with Nasdaq Listing Rule 5550(a)(4) (the “Public Float Rule”), which requires the Company to have a minimum of 500,000 publicly held shares. The letter from Nasdaq indicated that according to its calculations, as of January 3, 2024, the day after the Company effected the Reverse Stock Split, the Company no longer met the requirements of the Public Float Rule. On February 22, 2024, we received written notification from Nasdaq confirming that we had over 500,000 publicly held shares, and that as a result the Company has regained compliance with the Public Float Rule.

The address of the principal executive offices of Tenax Therapeutics is 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517 and our telephone number is (919) 855-2100. Our website is available at www.tenax thera.com. Our website and the information contained therein or connected thereto are not part of this prospectus.

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THE OFFERING
Shares of Common Stock offered by us

Up to 3,200,000 shares of our common stock issuable upon exercise of outstanding warrants with an exercise price of $5.65 per share (collectively, the “Warrants”). Each Warrant is exercisable at any time for the purchase of one share of our common stock and is scheduled to expire on February 12, 2029.

Common Stock outstanding after this offering[1]	5,158,245 shares of Common Stock (assuming full exercise of the Warrants).

Use of proceeds

We will receive up to approximately $18.1 million if all of the currently outstanding Warrants are exercised. We intend to use the net proceeds, if any, from this offering to initiate additional research sites and advance the enrollment and treatment of patients in the LEVEL trial, as well as working capital, capital expenditures, and other general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk factors

An investment in our securities is highly speculative and involves substantial risk. Please carefully consider the risks described under the heading “Risk Factors” on page 6 and other information in this prospectus, and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated herein by reference, for a discussion of factors to consider before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Transfer agent and registrar	Direct Transfer LLC, whose address is 1 Glenwood Ave Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 481-4000.

Nasdaq symbol and trading	Our Common Stock is listed on Nasdaq under the symbol “TENX.”

(1)

Unless otherwise indicated, all references in this prospectus to the number of shares of our Common Stock to be outstanding after this offering is based on 1,958,245 shares outstanding as of March 20, 2024 and excludes:

•	624 shares are reserved for issuance upon exercise of outstanding options issued under our stock option plans

•	312 shares are reserved for issuance upon exercise of outstanding options issued pursuant to the employment inducement award exemption provided by Nasdaq Listing Rule 5635(c)(4);

•	19,964 shares are reserved for issuance upon exercise of outstanding warrants to purchase Common Stock; and

•	210 shares of convertible preferred stock, convertible into 1 share of Common Stock.

Unless otherwise indicated, all information in this prospectus reflects or assumes no exercises of any outstanding stock options or warrants.

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RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement is speculative and involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference herein, including our financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the risk factors and other information contained in any applicable prospectus supplement or as updated by our subsequent filings under the Exchange Act, before deciding whether to invest in our securities. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be materially adversely affected, the trading price of our Common Stock could decline significantly, and you might lose all or part of your investment.

Risks Related to the Offering

Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our historical operating losses and expected future negative cash flows from operations, we have concluded that there is substantial doubt about our ability to continue as a going concern. Similarly, the report of our independent registered public accounting firm on our consolidated financial statements, which is included elsewhere in this prospectus, includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Substantial doubt about our ability to continue as a going concern may materially and adversely affect the price per share of our Common Stock and make it more difficult to obtain financing. Our consolidated financial statements for the fiscal year ended December 31, 2023 have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from uncertainty about our ability to continue as a going concern.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

We may not receive any proceeds from the exercise of the Warrants if they are not exercised.

The exercise price of the Warrants is $5.65 per share of common stock. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is highly dependent upon the trading price of our common stock, the last reported price for which was $3. 9201 per share on April 9, 2024. If the trading price for our common stock is less than the exercise price of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants.

Our share price has been volatile, and may continue to be volatile, which may subject us to securities class action litigation in the future.

Our stock price has in the past been, and is likely to be in the future, volatile. The stock market in general, and the market for biopharmaceutical companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our existing stockholders may not be able to sell their stock at a favorable price. The market price for our Common Stock may be influenced by many factors, including:

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•	actual or anticipated fluctuations in our financial condition and operating results;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	status and/or results of our clinical trials;
•	status of ongoing litigation;
•	results of clinical trials of our competitors’ products;
•	regulatory actions with respect to our products or our competitors’ products;
•	actions and decisions by our collaborators or partners;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;
•	competition from existing products or new products that may emerge;
•	issuance of new or updated research or reports by securities analysts;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	market conditions for biopharmaceutical stocks in general;
•	status of our search and selection of future management and leadership; and
•

general economic and market conditions, including as a result of epidemics or other disruptive events broadly affecting society, and as a result of geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine.

Some companies that have had volatile market prices for their securities have had securities class action lawsuits filed against them. Such lawsuits, should they be filed against us in the future, could result in substantial costs and a diversion of management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Forward-looking statements are based on current expectations and projections about future events, actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. You should understand that the following important factors, in addition to those discussed in under the heading “Risk Factors” included elsewhere in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated herein by reference, could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•	our ability to raise additional money to fund our operations for at least the next 12 months as a going concern;
•	our ongoing evaluation of strategic alternatives;
•	our ability to develop our current product candidates, and any product candidate which we may develop or in-license in the future;
•	our ability, our partners’ abilities, and third parties’ abilities to protect and assert intellectual property rights;
•	delays in the commencement, enrollment and completion of clinical testing, as well as the analysis and reporting of results from such clinical testing;
•	the success of clinical trials of our product candidates;
•	the need to obtain regulatory approval of our product candidates;
•	potential risks related to any collaborations we may enter into for our product candidates;
•	any delays in regulatory review and approval of product candidates in development;
•	our ability to establish an effective sales and marketing infrastructure;
•	our estimates regarding the potential market opportunity for our product candidates;
•	competition from existing products or new products that may emerge;
•	the ability to receive regulatory approval or commercialize our products;
•	potential side effects of our product candidates that could delay or prevent commercialization;
•	potential product liability claims and adverse events;
•	potential liabilities associated with hazardous materials;
•	our ability to maintain adequate insurance policies;
•	our dependence on third-party manufacturers and CROs;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	costs related to and outcomes of potential litigation;
•	compliance with obligations under intellectual property licenses with third parties;
•	our ability to adequately support future growth;
•	our ability to attract and retain personnel, including our executive team, advisors and members of our Board of Directors; and
•

volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic, any future epidemic, and geopolitical uncertainties, including the Russian invasion of and war against the country of Ukraine and in the Middle East.

The forward-looking statements in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

Assuming the exercise of all 3,200,000 shares of common stock pursuant to the Warrants, we will receive an aggregate of approximately $18.1 million. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $5.65 per share of common stock. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is highly dependent upon the trading price of our common stock, the last reported price for which was $3. 9201 per share on April 9, 2024. If the trading price for our common stock is less than the exercise price of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants.

We intend to use the net proceeds, if any, from the sale of the common stock underlying the Warrants to initiate additional research sites and advance the enrollment and treatment of patients in the LEVEL trial, as well as working capital, capital expenditures, and other general corporate purposes.

Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend on numerous factors, including the timing and success of clinical studies or clinical studies we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. As a result, our management will have broad discretion over the use of the net proceeds from this offering.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market Information and Number of Stockholders

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “TENX.” The last reported closing price for our Common Stock on Nasdaq on April 9, 2024 was $3. 9201 per share.

Based upon information furnished by our transfer agent, as of March 22, 2024, there were approximately 1,337 holders of record of our Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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DESCRIPTION OF SECURITIES

The following descriptions of our Common Stock and Warrants and certain provisions of our Charter, our Bylaws and Delaware law are summaries. You should also refer to our Charter and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

Authorized Capital Stock

We are authorized to issue 410,000,000 shares of our capital stock consisting of (a) 400,000,000 shares of Common Stock, par value $0.0001 per share, (b) 4,818,654 shares of undesignated “blank check” preferred stock, par value $0.0001 per share, and (c) 5,181,346 shares of Series A Preferred Stock, par value $0.0001 per share. As of March 20, 2024, 1,958,245 shares of our Common Stock were issued and outstanding, 210 shares of our Series A Preferred Stock were issued and outstanding, and there were 1,825 shares of Common Stock underlying warrants outstanding, as retrospectively adjusted to reflect our 1-for-20 Prior Reverse Stock Split made effective on January 4, 2023 and our 1-for-80 Reverse Stock Split made effective on January 2, 2024.

Common Stock

Our Common Stock is traded on Nasdaq under the symbol “TENX”. The transfer agent and registrar for our Common Stock is Direct Transfer LLC. The transfer agent’s address is 1 Glenwood Ave Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 481-4000.

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock.

Our authorized but unissued shares of Common Stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any securities exchange or automated quotation system on which our securities may be listed or traded. Holders of our Common Stock are entitled to the following rights.

●

Voting Rights. The holders of our Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Charter and our Bylaws do not provide for cumulative voting rights.

●

Dividend Rights. The holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available for the payment of dividends, at the times and in the amounts as our board may from time to time determine.

●

No Preemptive or Similar Rights. The holders of our Common Stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.

●

Right to Receive Liquidation Distributions. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the preferential rights, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

●	Fully Paid and Non-Assessable. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

●

Potential Adverse Effect of Future Preferred Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and might be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

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Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is subject to the form of Warrant, which was filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

•

Duration and Exercise Price. The Warrants have an exercise price of $5.65  per share, The Warrants are exercisable and will expire on February  12, 2029. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

•

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

•

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, not to exceed 9.99%, provided that any increase will not be effective until the 61st day after such election.

•

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

•

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company and Warrants in physical form may be transferred upon surrender of the Warrant to the warrant agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and Direct Transfer LLC, as warrant agent, the Warrants were initially issued in book-entry form and represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

•

Exchange Listing. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

•

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until the holder exercises their Warrants.

•

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of an aggregate of up to 3,200,000 shares of common stock issuable upon exercise of outstanding Warrants with a per share exercise price of $5.65, subject to further customary adjustment. We will receive proceeds upon exercise of Warrants. Pursuant to the terms of the Warrants, the shares of common stock will be distributed to those holders who deliver a duly executed notice and payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. Upon receipt of proper notice by any of the holders of the Warrants that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrant, issue instructions to our transfer agent to issue to the holder shares of common stock, free of a restrictive legend. Shares of common stock issued to affiliates upon exercise of the Warrants will be issued free of legend but will be deemed control securities. A holder does not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or at the holder’s election, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP of Raleigh, North Carolina.

EXPERTS

The historical consolidated financial statements of our Company as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 included in this prospectus and in the registration statement have been so included in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website at www.tenaxtera.com.However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have elected to incorporate by reference certain information in this prospectus pursuant to General Instruction VII of Form S-1. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 12, 2024, January 19, 2024, February 6, 2024, February 8, 2024, February 12, 2024, February 20, 2024, and February 23, 2024; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 11, 2010, including any amendments thereto or reports filed for the purposes of updating this description, including the description of our common stock contained in Exhibit 4.20 to the Annual Report on Form 10-K for the year ended December 31, 2023.

As a smaller reporting company, we also are incorporating by reference any future information filed (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K)  by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, but not delivered with the prospectus. Requests for such copies should be sent to us at the following address:

Tenax Therapeutics, Inc.

101 Glen Lennox Drive, Suite 300

Chapel Hill, NC 27517

(919) 855-2100

info@tenaxthera.com

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3,200,000 Shares of Common Stock underlying Warrants

TENAX THERAPEUTICS, INC.

PROSPECTUS

The date of this prospectus is                   , 2024

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration and the FINRA filing fee, are estimated:

SEC registration fee	$5,314
FINRA filing fee	$7,500
Transfer agent and registrar fees and expenses	$15,000
Legal fees and expenses	$350,000
Printing fees and expenses	$2,500
Accounting fees and expenses	$52,500
Miscellaneous fees and expenses	$7,186
Total	$440,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation, as amended (the “Charter”), and our Fourth Amended and Restated Bylaws (the “Bylaws”), provide that our directors and officers will be indemnified by us to the fullest extent authorized by the DGCL. In addition, our Charter provides, as permitted by Section 102(b)(7) of DGCL, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

In addition, we have also entered into an indemnification agreement with certain of our directors and officers. The indemnification agreements require us to indemnify and hold harmless and advance expenses to each indemnitee in respect of acts or omissions occurring prior to the time the indemnitee ceases to be an officer and/or director of the Company to the fullest extent permitted by applicable law. The rights provided in the indemnification agreements are in addition to the rights provided in our Charter, Bylaws, and the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Charter, our Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

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See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

We entered into a placement agent agreement that provides that we are to indemnify the placement agent under certain circumstances and the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities

The following is a summary of all of our securities sold by us within the past three years which were not registered under the Securities Act, as retrospectively adjusted to reflect our 1-for-20 prior reverse stock split made effective on January 4, 2023 and our 1-for-80 reverse stock split made effective on January 2, 2024:

May 2022 Private Placement (the “May 2022 Offering”)

On May 17, 2022, we entered into a securities purchase agreement with an institutional investor, a related party, pursuant to which we agreed to sell and issue to the investor 6,623 units in a private placement at a purchase price of $1,240 per unit. Each unit consisted of (i) one unregistered pre-funded warrant to purchase one share of our common stock, par value $0.0001 per share (“Common Stock”) and (ii) one unregistered warrant to purchase one share of Common Stock, at an exercise price of $1,008 per share with a term of five and a half years (together with the pre-funded warrants, the “2022 Warrants”). The net proceeds from the May 2022 Offering, after direct offering expenses, were approximately $7.9 million.

The May 2022 Offering was pursuant to Section 4(a)(2) of the Securities Act.

Additionally, in connection with the May 2022 Offering, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the investor, in consideration for the investor’s purchase of units in the May 2022 Offering, pursuant to which we agreed to amend certain previously issued warrants held by the investor.

July 2021 Private Placement (the “July 2021 Offering”)

On July 6, 2021, we entered into a securities purchase agreement with an institutional investor, a related party, pursuant to which we agreed to sell and issue to the investor 2,984 units in a private placement at a purchase price of $3,352 per unit. Each unit consisted of (i) one unregistered pre-funded warrant to purchase one share of Common Stock and (ii) one unregistered warrant to purchase one share of Common Stock, at an exercise price of $3,152 per share with a term of five and a half years (together with the pre-funded warrants, the “2021 Warrants”). Pursuant to the Warrant Amendment Agreement, the unregistered warrants were subsequently amended to lower the exercise price to $1,008 per share and to extend the termination date of the warrants to January 8, 2029. The net proceeds from the private placement, after deducting placement agent fees and expenses, were approximately $9.2 million.

Additionally, in connection with the July 2021 Offering, we issued to designees of the placement agent warrants to purchase 224 shares of Common Stock at an exercise price of $3,936 and a contractual term of five years.

The July 2021 Offering was pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

i.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chapel Hill, State of North Carolina, on April 11, 2024.

TENAX THERAPEUTICS, INC.
By:	/s/ Christopher T. Giordano
Name:	Christopher T. Giordano
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Christopher T. Giordano	President, Chief Executive Officer and Director (principal executive officer)	April 11, 2024
Christopher T. Giordano

/s/ Lawrence R. Hoffman	Interim Chief Financial Officer	April 11, 2024
Lawrence R. Hoffman	(principal financial officer and principal accounting officer)

*	Chairman of the Board and Director	April 11, 2024
Gerald Proehl

*	Director	April 11, 2024
June Almenoff, MD

*	Director	April 11, 2024
Michael Davidson, MD

*	Director	April 11, 2024
Declan Doogan, MD

*	Director	April 11, 2024
Robyn M. Hunter

*	Director	April 11, 2024
Stuart Rich, MD

*Christopher T. Giordano, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.

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EXHIBIT INDEX

Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date
2.1	Agreement and Plan of Merger between Synthetic Blood International, Inc. and Oxygen Biotherapeutics, Inc. dated April 28, 2008.	8-K	002-31909	2.01	June 30, 2008

2.2	Asset Purchase Agreement by and between Oxygen Biotherapeutics, Inc., Life Newco, Inc., Phyxius Pharma, Inc., and the stockholders of Phyxius Pharma, Inc. dated October 21, 2013.	8-K	001-34600	2.1	October 25, 2013

2.3	Agreement and Plan of Merger among PHPrecisionMed Inc., Tenax Therapeutics, Inc., Life Newco II, Inc., and Dr. Stuart Rich dated January 15, 2021.	8-K	001-34600	2.1	January 19, 2021

3.1.1	Certificate of Incorporation of Oxygen Biotherapeutics, Inc., dated April 17, 2008.	8-K	002-31909	3.01	June 30, 2008

3.1.2	Certificate of Amendment of the Certificate of Incorporation, effective November 9, 2009.	8-K	002-31909	3.1	November 13, 2009

3.1.3	Certificate of Amendment of the Certificate of Incorporation, effective May 10, 2013.	8-K	001-34600	3.1	May 15, 2013

3.1.4	Certificate of Amendment of the Certificate of Incorporation, effective September 19, 2014.	10-Q	001-34600	3.4	December 15, 2014

3.1.5	Certificate of Amendment of the Certificate of Incorporation, effective February 23, 2018.	8-K	001-34600	3.1	February 23, 2018

3.1.6	Certificate of Amendment to Certificate of Incorporation, as amended of Tenax Therapeutics, Inc., effective January 4, 2023.	8-K	001-34600	3.1	January 4, 2023

3.1.7	Certificate of Amendment to Certificate of Incorporation of Tenax Therapeutics, Inc., effective January 2, 2024.	8-K	01-34600	3.1	January 5, 2024

3.2	Certificate of Designation of Series A Convertible Preferred Stock, dated December 10, 2018.	8-K	001-34600	4.1	December 11, 2018

3.3	Certificate of Designation of Series B Convertible Preferred Stock, dated January 15, 2021.	8-K	001-34600	4.1	January 19, 2021

3.4	Fourth Amended and Restated Bylaws.	8-K	001-34600	3.1	August 15, 2023

4.1	Specimen Stock Certificate.	10-K	001-34600	4.1	July 23, 2010

II-6

4.2	Representative’s Warrant to Purchase Shares of Common Stock, dated December 11, 2018.	8-K	001-34600	4.2	December 11, 2018

4.3	Form of Warrant to Purchase Shares of Common Stock, dated December 11, 2018.	8-K	001-34600	4.3	December 11, 2018

4.4	Warrant Agency Agreement, dated December 11, 2018.	8-K	001-34600	4.4	December 11, 2018

4.5	Form of Pre-Funded Warrant, dated March 13, 2020.	8-K	001-34600	4.1	March 13, 2020

4.6	Form of Unregistered Warrant, dated March 13, 2020.	8-K	001-34600	4.2	March 13, 2020

4.7	Form of Placement Agent Warrant, dated March 13, 2020.	8-K	001-34600	4.3	March 13, 2020

4.8	Form of Pre-Funded Warrant, dated July 6, 2020.	8-K	001-34600	4.1	July 8, 2020

4.9	Form of Unregistered Warrant, dated July 6, 2020.	8-K	001-34600	4.2	July 8, 2020

4.10	Form of Placement Agent Warrant, dated July 8, 2020.	8-K	001-34600	4.3	July 8, 2020

4.11	Form of Unregistered Pre-Funded Warrant, dated July 6, 2021.	8-K	001-34600	4.1	July 8, 2021

4.12	Form of Unregistered Warrant, dated July 6, 2021.	8-K	001-34600	4.2	July 8, 2021

4.13	Form of HCW Warrant, dated July 6, 2021.	8-K	001-34600	4.3	July 8, 2021

4.14	Form of Pre-Funded Warrant, dated May 17, 2022.	8-K	001-34600	4.1	May 20, 2022

4.15	Form of Series E Common Stock Warrant, dated May 17, 2022.	8-K	001-34600	4.2	May 20, 2022

4.16	Warrant Amendment Agreement, dated May 17, 2022, by and between the Company and the Investor.	8-K	001-34600	4.3	May 20, 2022

4.17	Warrant Agency Agreement, dated February 3, 2023, by and between Tenax Therapeutics, Inc. and Direct Transfer LLC.	8-K	001-34600	4.1	February 7, 2023

4.18	Form of Pre-Funded Common Stock Purchase Warrant, dated February 3, 2023.	8-K	001-34600	4.2	February 7, 2023

4.19	Form of Common Stock Purchase Warrant, dated February 3, 2023.	8-K	001-34600	4.3	February 7, 2023

4.20	Warrant Agency Agreement, dated as of February 12, 2024, by and between Tenax Therapeutics, Inc. and Direct Transfer LLC.	8-K	001-34600	4.1	February 12, 2024

II-7

4.21	Form of Pre-funded Common Stock Purchase Warrant, dated February 12, 2024.	8-K	001-34600	4.2	February 12, 2024

4.22	Form of Common Stock Purchase Warrant, dated February 12, 2024.	8-K	001-34600	4.3	February 12, 2024

4.23	Description of Common Stock.	10-K	001-34600	4.20	March 28, 2024

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.	S-1/A Amendment No. 2	333-275856	--	February 2, 2024

10.1.1+	1999 Amended Stock Plan, as amended and restated June 17, 2008.	10-K	002-31909	10.15	August 13, 2008

10.1.2+	Amendment No. 1 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan.	10-K	001-34600	10.19	July 29, 2014

10.1.3+	Amendment No. 2 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan.	10-K	001-34600	10.20	July 29, 2014

10.1.4+	Form of Option issued to Executive Officers and Directors.	10-K	002-31909	10.5	August 13, 2004

10.1.5+	Form of Option issued to Employees.	10-K	002-31909	10.6	August 13, 2004

10.1.6+	Form of Option Agreement with Form of Notice of Grant.	10-K	001-34600	10.9	March 16, 2017

10.2.1	Lease Agreement for North Carolina Corporate Office.	10-Q	001-34600	10.6	March 21, 2011

10.2.2	First Amendment to Lease Agreement for North Carolina Corporate Office.	10-K	001-34600	10.74	March 14, 2016

10.2.3	Lease Termination Agreement, dated as of February 7, 2023.	8-K	001-34600	10.1	February 10, 2023

10.3+	Form of Indemnification Agreement.	10-K	001-34600	10.36	July 15, 2011

10.4.1*	License Agreement dated September 20, 2013 by and between Phyxius Pharma, Inc. and Orion Corporation.	10-Q	001-34600	10.3	March 17, 2014

10.4.2*	Amendment to License Agreement, dated as of October 9, 2020, by and between Tenax Therapeutics, Inc. and Orion Corporation.	8-K	001-34600	10.1	October 15, 2020

10.4.3*	Amendment to the License Agreement, dated as of January 25, 2022, by and between Tenax Therapeutics, Inc. and Orion Corporation.	8-K	001-34600	10.1	January 28, 2022

10.4.4*	Amendment to the License Agreement, dated as of February 19, 2024, by and between Tenax Therapeutics, Inc. and Orion Corporation.	8-K	001-34600	10.1	February 20, 2024

10.5+	Description of Non-Employee Director Compensation, effective June 15, 2015.	10-Q	001-34600	10.1	September 9, 2015

10.6.1+	2016 Stock Incentive Plan.	10-Q	001-34600	10.1	August 9, 2016

II-8

10.6.2+	Amendment No. 1 to 2016 Stock Incentive Plan.	10-Q	001-34600	10.1	August 14, 2019

10.6.3+	Amendment No. 2 to 2016 Stock Incentive Plan.	10-Q	001-34600	10.1	August 16, 2021

10.6.4+	Form of Option issued to Non-Employee Directors under 2016 Stock Incentive Plan.	10-Q	001-34600	10.2	August 14, 2018

10.6.5+	Form of Option issued to Employees and Contractors under 2016 Stock Incentive Plan.	10-Q	001-34600	10.3	August 14, 2018

10.6.6+	Form of Incentive Stock Option Agreement under 2016 Stock Incentive Plan.	10-Q	001-34600	10.4	August 14, 2018

10.7	Form of Securities Purchase Agreement, dated as of March 11, 2020, by and between Tenax Therapeutics, Inc. and the investor identified on the signature page thereto.	8-K	001-34600	10.1	March 13, 2020

10.8	Form of Securities Purchase Agreement for Class C Units and Class D Units, dated as of July 6, 2020, by and between Tenax Therapeutics, Inc. and the Investor.	8-K	001-34600	10.1	July 8, 2020

10.9	Form of Securities Purchase Agreement for Class E Units and Class F Units, dated as of July 6, 2020, by and between Tenax Therapeutics, Inc. and the Investor.	8-K	001-34600	10.2	July 8, 2020

10.10	Form of Registration Rights Agreement, dated as of July 6, 2020, by and between Tenax Therapeutics, Inc. and the Investor.	8-K	001-34600	10.3	July 8, 2020

10.11+	Executive Employment Agreement with Dr. Stuart Rich dated January 15, 2021.	8-K	001-34600	10.1	January 19, 2021

10.12	Securities Purchase Agreement for Unregistered Pre-Funded Warrant, dated as of July 6, 2021 by and between Tenax Therapeutics, Inc. and the Investor.	8-K	001-34600	10.1	July 8, 2021

10.13	Registration Rights Agreement, dated July 6, 2021, by and between Tenax Therapeutics, Inc. and the Investor.	8-K	001-34600	10.2	July 8, 2021

10.14+	Executive Employment Agreement dated July 6, 2021, by and between Tenax Therapeutics, Inc. and Christopher T. Giordano.	8-K	001-34600	10.4	July 8, 2021

10.15+	Plan for Employee Inducement Stock Options adopted July 6, 2021 with Form of Stock Option Agreement.	8-K	001-34600	10.5	July 8, 2021

II-9

10.16 +*	Consulting Agreement dated October 14, 2021, by and between Tenax Therapeutics, Inc. and Danforth Advisors, LLC.	10-K	001-34600	10.20	March 29, 2022

10.17	Securities Purchase Agreement for Units, dated as of May 17, 2022, by and between the Company and the Investor.	8-K	001-34600	10.1	May 20, 2022

10.18	Registration Rights Agreement, dated as of May 17, 2022, by and between the Company and the Investor.	8-K	001-34600	10.2	May 20, 2022

10.19+	Tenax Therapeutics, Inc. 2022 Stock Incentive Plan.	8-K	001-34600	10.1	June 10, 2022

10.20+	Form of Tenax Therapeutics, Inc. Notice of Stock Option Grant and Award Agreement.	8-K	001-34600	10.2	June 10, 2022

10.21	Waiver dated June 13, 2022.	8-K	001-34600	10.1	June 16, 2022

10.22	Placement Agency Agreement, dated as of February 3, 2023, by and between Tenax Therapeutics, Inc. and Roth Capital Partners, LLC.	8-K	001-34600	10.1	February 7, 2023

10.23	Form of Securities Purchase Agreement, dated February 3, 2023, by and between Tenax Therapeutics, Inc. and the purchasers named therein.	8-K	001-34600	10.2	February 7, 2023

10.24	Form of Leak-Out Agreement, dated February 3, 2023, by and between Tenax Therapeutics, Inc. and the persons named therein.	8-K	001-34600	10.3	February 7, 2023

10.25	Placement Agency Agreement, dated as of February 8, 2024, by and between Tenax Therapeutics, Inc. and Roth Capital Partners, LLC.	8-K	001-34600	10.1	February 12, 2024

10.26	Form of Securities Purchase Agreement, dated February 8, 2024, by and between Tenax Therapeutics, Inc. and the purchasers named therein.	8-K	001-34600	10.2	February 12, 2024

21.1	List of Subsidiaries of Registrant.	10-K	001-34600	21.1	March 31, 2023

23.1	Consent of Independent Registered Public Accounting Firm.	--	--	--	Filed herewith

23.2	Consent of Wyrick Robbins Yates & Ponton (included in Exhibit 5.1).	S-1/A Amendment No. 2	333-275856	5.1	February 2, 2024

24.1	Power of Attorney (included on the signature page of the registration statement).	S-1	333-275856	24.1	December 1, 2023

107	Filing Fee Table.	S-1/A Amendment No. 2	333-275856	107	February 2, 2024

+ Management contract or compensatory plan.

* Certain confidential portions and/or the schedules and attachments to this exhibit have been omitted from this filing pursuant to a confidential treatment request filed with the SEC, or Item 601(a)(5) or 601(b)(10) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon request.

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